UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock 1/3 of $.01 par value	PCYO	The NASDAQ Stock Market
(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2022, the Registrant held its annual shareholders’ meeting, during which Wanda J. Abel was elected to serve on the Registrant’s board of directors (the “Board”). Ms. Abel is replacing Mr. Arhur Epker, who did not stand for re-election. Mr. Epker’s decision not to stand for re-election was not the result of a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.  The Registrant is excited to welcome Ms. Abel to its board and is thankful for the years of service provided by Mr. Epker and his valuable guidance and knowledge will be missed.

The Board has determined that Ms. Abel is independent under the rules of The NASDAQ Stock Market.  There is no arrangement or understanding Ms. Abel and any other person pursuant to which they were selected to serve as a director.  Additionally, there are no related party transactions involving the Registrant and Ms. Abel that the Registrant would be required to report pursuant to Item 404(a) of Regulation S-K.

Following the annual meeting the Board updated the membership and chairmanship of its Board committees:

Fiscal 2022 Board and Committee Membership
Director	Audit Committee	Compensation Committee	Nominating Committee
Patrick Beirne (1)	X	—	—
Peter Howell	Chair	—	—
Wanda Abel	—	—	Chair
Jeffrey Sheets	—	X	X
Frederick Fendel III	X	X	—
Daniel Kozlowski	—	Chair	X

(1)	Mr. Beirne was elected chairperson of the Board.

A copy of the news release announcing the Board appointment is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on January 12, 2022.  Holders of 23,918,827 shares of common stock outstanding on November 15, 2021, were entitled to vote at the meeting, of which 20,229,717 shares, or 84.57% of those entitled to vote, were present in person or by proxy at the meeting.  The results of the matters voted upon and approved at the meeting are as follows:

1.	Election of directors.

	For	Withheld	Broker Non-Votes
Mark W. Harding	12,539,377	964,164	6,726,176
Patrick J. Beirne	13,039,993	463,548	6,726,176
Wanda J. Abel	12,542,856	960,685	6,726,176
Frederick A. Fendel III	11,824,824	1,678,717	6,726,176
Peter C. Howell	12,960,675	542,866	6,726,176
Daniel R. Kozlowski	12,660,232	843,309	6,726,176
Jeffrey G. Sheets	12,043,702	1,459,839	6,726,176

2.	For the ratification of the appointment of Plante & Moran PLLC as the Registrant’s independent registered public accounting firm for the 2022 fiscal year.

For	Against	Abstain	Broker Non-Votes
19,846,679	32,837	350,201	0

3.	For the approval, on an advisory basis, of executive compensation.

For	Against	Abstain	Broker Non-Votes
12,790,930	370,442	342,169	6,726,176

.

Item 7.01 Regulation FD Disclosure

On January 14, 2022, the Registrant issued a press release announcing the appointment of Wanda J. Abel to the Board of Directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1 104	Press Release dated January 14, 2022 Cover Page Interactive Data File (formatted as inline XBRL). *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2022

PURE CYCLE CORPORATION

By:	/s/ Kevin B. McNeill
Kevin B. McNeill
Vice President and Chief Financial Officer